T. Rowe Price Logo	000 000 000 000 9
P.O. Box 55046 Boston, MA 02205-5046	Your Vote is Important!
Vote by Internet: Please go to the electronic voting site at www.eproxyvote.com/trp. Follow the on-line instructions. If you vote by internet, you do not have to return your Ballot.
Vote by Telephone: Please call us toll-free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your Ballot.
Vote by Mail: Mark, sign and date your Ballot and return promptly. Ensure the address below shows through the window of the enclosed postage paid return envelope.
If Voting by Mail:
Remember to sign and date the ballot below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	PROXY TABULATOR PO BOX 55046 BOSTON MA 02205-9836

T. Rowe Price Summit GNMA Fund

(a series of T. Rowe Price Summit Funds, Inc.)
Special Meeting of Shareholders
April 30, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. The undersigned hereby appoints Edward C. Bernard and David Oestreicher, as proxies (“Proxies”), with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the T. Rowe Price Summit GNMA Fund (the “Fund”) held of record by the undersigned on January 30, 2014 at the Special Meeting (the “Meeting”) of Shareholders to be held on April 30, 2014, at 8:00 a.m., Eastern time, in the office of the fund at 100 East Pratt Street, Baltimore, Maryland 21202 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at the Meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the interests in the Funds covered hereby. I acknowledge receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders of the Funds to be held on April 30, 2014. The Proxy Statement for this meeting is available at www.eproxyvote.com/trp.

Note: Please sign exactly as your name(s) appears on the Ballot. If you are signing this Ballot for a corporation, estate, trust or other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature.

Signature ______________________________ Signature ______________________________ Date __________________________________

Proposal(s) listed on reverse side.

The Board of Directors (“Board”) of the fund recommends that you vote in favor of the first proposal.

Please fill in the box(es) as shown using black or blue ink or a No. 2 pencil. Please do not use a fine point pen. /X/

	FOR	AGAINST	ABSTAIN

1. To consider and act upon a proposal to approve an Agreement and Plan of Reorganization (“Plan”) for the Summit GNMA Fund. The Plan provides for the transfer of substantially all of the assets of the Summit GNMA Fund to the T. Rowe Price GNMA Fund (“GNMA Fund”), in exchange for shares of the GNMA Fund and the distribution of the GNMA Fund shares to the shareholders of the Summit GNMA Fund in liquidation of the Summit GNMA Fund.

	//	//	//
2. To transact such other business as may properly come before the meeting and any adjournments thereof.